CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 10, 1999 appearing in Factual Data Corp.'s Annual Report on Form 10-KSB for the year ended December 31, 1998.


/s/Ehrhardt Keefe Steiner & Hottman PC
   Ehrhardt Keefe Steiner & Hottman PC

Denver, Colorado
June 1, 1999